Exhibit 99.2

IMMUNIC AG
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
As of and for the years ended December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Immunic AG:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Immunic AG (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, preferred stock and stockholders' deficit, and cash flows, for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Baker Tilly Virchow Krause, LLP

We have served as the Company's auditor since 2019.

Minneapolis, Minnesota

June 20, 2019

IMMUNIC AG
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$13,072	$4,504
Other current assets and prepaid expenses	259	492
Total current assets	13,331	4,996
Property and equipment, net	40	25
Total assets	$13,371	$5,021
Liabilities, Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,400	$254
Accrued expenses	416	61
Other current liabilities	104	107
Total current liabilities	1,920	422
Commitments and contingencies (note 5)	—	—
Series A-2 Convertible preferred stock, €1.00 par value, 299,456 shares authorized, issued and outstanding at December 31, 2018 and 2017, Liquidation Preference €46,809 ($53,539) at December 31, 2018	34,313	15,057
Series A-1 Convertible preferred stock, €1.00 par value, 13,541 shares authorized, issued and outstanding at December 31, 2018 and 2017, Liquidation Preference €4,380 ($5,010) at December 31, 2018	2,879	2,879
Stockholders’ deficit:
Common stock, €1.00 par value; 50,000 shares authorized, issued and outstanding at December 31, 2018 and 2017	56	56
Accumulated other comprehensive income (loss)	(819)	43
Accumulated deficit	(24,978)	(13,436)
Total stockholders’ deficit	(25,741)	(13,337)
Total liabilities, preferred stock and stockholders’ deficit	$13,371	$5,021
The accompanying notes are an integral part of these consolidated financial statements.

IMMUNIC AG
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Years Ended December 31,
	2018	2017
Operating expenses:
Research and development	$9,595	$8,753
General and administrative	2,402	1,252
Total operating expenses	11,997	10,005
Loss from operations	(11,997)	(10,005)
Other income:
Interest expense	(1)	(4)
Other income, net	456	47
Total other income	455	43
Net loss	$(11,542)	$(9,962)

Net loss per share, basic and diluted	$(230.84)	$(199.24)

Weighted-average common shares outstanding, basic and diluted	50,000	50,000
The accompanying notes are an integral part of these consolidated financial statements.

IMMUNIC AG
Consolidated Statements of Comprehensive Loss
(In thousands)

	Years Ended December 31,
	2018		2017
Net loss	$(11,542)	$	$(9,962)
Other comprehensive income (loss):
Foreign currency translation	(862)		477
Total comprehensive loss	$(12,404)	$	$(9,485)
The accompanying notes are an integral part of these consolidated financial statements.

IMMUNIC AG
Consolidated Statements of Preferred Stock and Stockholders’ Deficit
(In thousands, except shares)

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Common Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2017	170,834	$6,967	13,541	$2,879	50,000	$56	$(434)	$(3,474)	$(3,852)
Net loss	—	—	—	—	—	—	—	(9,962)	(9,962)
Other comprehensive income	—	—	—	—	—	—	477	—	477
Issuance of preferred stock	128,622	8,090	—	—	—	—	—	—	—
Balance at December 31, 2017	299,456	15,057	13,541	2,879	50,000	56	43	(13,436)	(13,337)
Net loss	—	—	—	—	—	—	—	(11,542)	(11,542)
Other comprehensive loss	—	—	—	—	—	—	(862)	—	(862)
Issuance of preferred stock	—	19,256	—	—	—	—	—	—	—
Balance at December 31, 2018	299,456	$34,313	13,541	$2,879	50,000	$56	$(819)	$(24,978)	$(25,741)
The accompanying notes are an integral part of these consolidated financial statements.

IMMUNIC AG
Consolidated Statements of Cash Flows
(In thousands)

	For the Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(11,542)	$(9,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15	11
Loss on disposal of property and equipment	1	—
Changes in operating assets and liabilities:
Other current assets and prepaid expenses	218	165
Accounts payable	1,200	5
Accrued expenses	369	39
Other current liabilities	1	78
Net cash used in operating activities	(9,738)	(9,664)
Cash flows from investing activities:
Purchases of property and equipment	(32)	(29)
Net cash used in investing activities	(32)	(29)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	19,256	8,090
Net cash provided by financing activities	19,256	8,090
Effect of exchange rate changes on cash and cash equivalents	(918)	450
Net change in cash and cash equivalents	8,568	(1,153)
Cash and cash equivalents, beginning of year	4,504	5,657
Cash and cash equivalents, end of year	$13,072	$4,504

Supplemental disclosure for cash flow information:
Cash paid for interest	$1	$4
The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements
1. Description of Business and Basis of Financial Statements
Description of Business
Immunic AG (“Immunic” or the “Company”) is a specialist in selective oral drugs in immunology and is focused on developing novel oral therapies with best-in-class potential for chronic inflammatory and autoimmune diseases. Immunic’s three development programs target inflammatory bowel diseases, multiple sclerosis, and psoriasis and include orally available, small molecule inhibitors of DHODH (IMU-838 program), an inverse agonist of RORgt (IMU-935 program), and IMU-856 (targeting improvement in intestinal barrier function). Immunic’s lead development program, IMU-838 is currently in phase 2 clinical development for ulcerative colitis and multiple sclerosis with additional phase 2 trials in Crohn’s disease and an investigator- initiated proof of concept study in primary sclerosing cholangitis planned for 2019.
The Company’s business, operating results, financial condition and growth prospects are subject to significant risks and uncertainties including the failure of its clinical trials to meet their endpoints, failure to obtain regulatory approval to commercialize and failure to secure additional funding to complete the development and commercialization of the three development programs.
Liquidity and Financial Condition
Immunic has no products approved for commercial sale and has not generated any revenue from product sales. Immunic has never been profitable and has incurred operating losses in each year since inception. Immunic has an accumulated deficit of approximately $25.0 million and $13.4 million as of December 31, 2018 and 2017, respectively. Substantially all of Immunic’s operating losses resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations.
Immunic expects to incur significant expenses and increasing operating losses for the foreseeable future as Immunic initiates and continues the preclinical and clinical development of its product candidates and adds personnel necessary to operate as a company with an advanced clinical pipeline of product candidates. In addition, after completion of the reverse acquisition as explained below, operating as a SEC registrant will involve the hiring of additional financial and other personnel, upgrading financial information systems, and incurring costs associated with operating as a public company. Immunic expects that its operating losses will fluctuate significantly from quarter-to-quarter and year-to-year due to timing of clinical development programs.
From inception to December 31, 2018, Immunic has raised net cash proceeds of approximately €31.8 million (approximately $36.4 million) in Series A financing rounds from private placements of preferred stock. As of December 31, 2018, Immunic had cash and cash equivalents of approximately $13.1 million. In connection with the reverse acquisition transaction, on April 12, 2019 as explained below, Immunic´s current shareholders invested an additional €26.7 million (approximately $30.5 million) in the Company. With these funds, Immunic expects to be able to fund its operations beyond the twelve months from the date of the issuance of the accompanying consolidated financial statements.
Reverse Acquisition

On April 12, 2019 (the “Closing Date”), pursuant to the terms of the Exchange Agreement, dated as of January 6, 2019, between Vital Therapies, Inc., a Delaware corporation (“Vital”), Immunic AG, and the shareholders of Immunic party thereto (the “Exchange Agreement”), the holders of Immunic ordinary shares exchanged all of their outstanding shares for shares of Vital common stock, resulting in Immunic becoming a wholly-owned subsidiary of Vital (the “Transaction”). Immediately following the Transaction, Vital Therapies, Inc. changed its name to “Immunic, Inc.” and its ticker symbol to “IMUX”.

At the closing of the Transaction, (i) each Immunic preferred share was converted into one Immunic ordinary share, and (ii) each Immunic ordinary share was converted into the right to receive 17.17 shares of Vital’s common stock, after giving effect to the reverse stock split. The exchange ratio was determined through arm’s-length negotiations between Vital and Immunic.

The aggregate consideration issuable in the Transaction, after giving effect to the reverse stock split, was 8,927,130 shares of Vital’s common stock. Following the Transaction and after giving effect to the reverse stock split, the former shareholders of

Immunic owned approximately 88.25% of the common stock of Immunic, Inc., and the shareholders of Vital immediately prior to the Transaction owned approximately 11.75% of the common stock of Immunic, Inc. The issuance of shares of Vital’s common stock in the Transaction was registered with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Registration No. 333-229510).

Immediately prior to the closing of the Transaction, Immunic issued, in a private placement transaction (the “Financing”), an aggregate of 129,744 ordinary shares to certain of its shareholders for aggregate consideration of €26.7 million (approximately $30.5 million), pursuant to the terms of the Investment and Subscription Agreement, dated as of January 6, 2019, between Immunic and the shareholders and investors party thereto (the “Subscription Agreement”).

The merger transaction will be accounted for as a reverse acquisition under the purchase method of accounting. Because Immunic’s pre-transaction owners held an 88.25% economic and voting interest in the combined company immediately following the closing of the merger, Immunic is considered the acquirer of Vital for accounting purposes.
Basis of Presentation and Consolidation
The accompanying consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles, or “GAAP”, and include the accounts of Immunic AG and its wholly-owned subsidiaries, Immunic Research GmbH which began operations in 2016 and Immunic Australia Pty Ltd (collectively referred to as the “Company” or “Immunic”). The business activities of the subsidiary, Immunic Australia Pty Ltd., located in Collingwood, Australia, began in 2018. All intercompany accounts and transactions have been eliminated in consolidation. Immunic manages its operations as a single reportable segment for the purposes of assessing performance and making operating decisions.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements. The most significant estimates in the Company’s financial statements and accompanying notes relate to the accounting for research and development activities, share-based compensation and notes related to contractual obligations. Management believes its estimates to be reasonable under the circumstances. Actual results could differ materially from those estimates and assumptions.
Foreign Currency Translation and Presentation
The Company’s reporting currency is U.S. dollars. During the years ended December 31, 2018 and 2017, Immunic’s main operations were located in Germany with the euro being its functional currency. Immunic Australia Pty Ltd.’s functional currency is the Australian Dollar. All amounts in the financial statements where the functional currency is not the U.S. dollar are translated into U.S. dollar equivalents at exchange rates as follows:
• assets and liabilities at reporting period-end rates,
• income statement accounts at average exchange rates for the reporting period, and
• components of equity at historical rates.
Gains and losses from translation of the financial statements into U.S. dollars are recorded in stockholders’ equity as a component of accumulated other comprehensive income (loss). Realized and unrealized gains and losses resulting from foreign currency transactions denominated in currencies other than the functional currency are reflected as general and administrative expenses in the Consolidated Statements of Operations. The Consolidated Statement of Cash Flows was prepared by using the average exchange rate in effect during the reporting period which reasonably approximates the timing of the cash flows.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents consist of cash on hand and deposits in banks located in Germany and Australia. The Company maintains cash and cash equivalent balances denominated in euros with major financial institutions in Germany in excess of the deposit limits insured by the government. Management periodically reviews the credit standing of these financial institutions and believes that the Company is not exposed to any significant credit risk.
Fair Value Measurement
Fair value is defined as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants on the measurement date. Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:
Level 1—Quoted prices in active markets for identical assets or liabilities. The Company had no Level 1 assets or liabilities for the periods presented.
Level 2— Inputs other than observable quoted prices for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active. The Company had no Level 2 assets or liabilities for the periods presented.
Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of assets or liabilities. The Company had no Level 3 assets or liabilities for the periods presented.
The carrying value of cash and cash equivalents, other current assets and prepaid expenses, accounts payable, accrued expenses, and other current liabilities approximates fair value due to the short period of time to maturity.
Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method based on the estimated service lives of the assets which range from three to eight years. Depreciation expense was $15,000 and $11,000 during the years ended December 31, 2018 and 2017, respectively.
Impairment of Long-Lived Assets
The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. Impaired assets are then recorded at their estimated fair value. There were no impairment losses during the years ended December 31, 2018 or 2017.
Research and Development Expenses
Research and development expenses have principally been related to the two development programs, IMU-838 and IMU-935. These two programs include orally available, small molecule inhibitors of DHODH (IMU-838 program) and inverse agonists of RORγt (IMU-935 program) relevant to diseases such as ulcerative colitis, Crohn’s disease and psoriasis. In 2018, IMU-838 is tested in a phase 2 clinical trial (CALDOSE-1) in patients with ulcerative colitis and the Company is preparing further phase 2 clinical trials in Crohn’s disease (CD) and multiple sclerosis. Furthermore, the preclinical development of IMU-935 was advanced.
Research and development expenses consist of expenses incurred in performing research and development activities including clinical trials, contract research services, salaries and related employee benefits, allocated facility costs and other outsourced services. Research and development expenses are charged to operations as incurred.
Collaboration Arrangements
The Company enters into agreements with contract research organizations (“CROs”) to provide clinical trial services for individual studies and projects by executing individual work orders governed by Master Service Arrangements (“MSAs”). The MSAs and associated work orders are designed such that certain payments are to be made upon completion of certain milestones. The Company regularly assesses the timing of payments against the completion of the respective milestones and ensures a proper accrual of related expenses in the appropriate accounting period.
Certain collaboration and license agreements might include payments to or from the Company of one or more of the following: non-refundable or partially refundable upfront or license fees; development, regulatory and commercial milestone payments; manufacturing supply services; partial or complete reimbursements of research and development costs; and royalties on net sales of licensed products. The Company assesses whether such contracts are within the scope of Financial Accounting Standards Board (FASB) Account Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers” (“Topic 606”) and ensures proper accounting treatment.
Currently, the Company has entered into one option agreement with a third party which grants the Company the right to license a group of compounds, designated by the Company as IMU-856, a new oral treatment option for inflammatory bowel diseases such as ulcerative colitis and Crohn’s disease. During the option period the Company will perform the agreed upon research and development activities. The related research and development expenses are being reimbursed by the third party up to a maximum agreed-upon limit. Such reimbursements are recorded as other income. The Company may exercise its option right at any time during the option period. Once the option is exercised the Company is required to make a one-time option execution payment as well as milestone and royalty payments. To date, the option right has not been exercised.
General and Administrative Expenses
General and administrative expenses consist primarily of salaries and related costs for personnel in executive, finance, business development and other support functions. Other general and administrative expenses include but are not limited to related facility costs, stock-based compensation, travel, professional fees for legal, consulting, accounting and tax services and insurance costs.
Stock-Based Compensation
The Company measures the cost of employee services received in exchange for equity awards based on the grant-date fair value of the award recognized generally as an expense on a straight-line basis over the requisite service period for those awards whose vesting is based upon a service condition, and either a straight-line or an accelerated method for awards whose vesting is based upon a performance condition, but only to the extent it is probable that the performance condition will be met. Employee stock-based compensation is estimated at the date of grant based on the award’s fair value for equity classified awards and upon final measurement date for liability classified awards.
Leases
Immunic leases office space and may enter into other operating lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Certain of the lease agreements may contain renewal options, tenant improvement allowances, rent holidays or rent escalation clauses. The rent expense related to operating leases is recognized on a straight-line basis in the consolidated statements of operations over the term of each lease.
Comprehensive Income (Loss)
Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income (loss) has been reflected as a separate component of stockholders’ equity in the accompanying consolidated balance sheets.
Income Taxes
The Company is subject to corporate income tax laws and regulations in Germany and Australia. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment in their application.
The Company utilizes the asset and liability method of accounting for income taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of changes in tax rates on deferred tax assets and liabilities is recognized in operations in the period that includes the enactment date. Deferred taxes are reduced by a valuation allowance when, in the opinion of management, it is more likely than not some portion or the entire deferred tax asset will not be realized.
It is the Company’s policy to provide for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.
Net Loss Per Share
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share attributable to common stockholders is computed by dividing the net loss by the weighted-average number of common shares and, if dilutive, common stock equivalents outstanding for the period is determined using the treasury-stock method.
For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.
Subsequent Events
The Company has evaluated events occurring after the date of the consolidated financial statements through June 20, 2019 for events requiring disclosure in the consolidated financial statements.
Recently Issued and/or Adopted Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2016-02, "Leases," or ASU 2016-02. ASU 2016-02 will require that lease arrangements longer than 12 months result in an entity recognizing an asset and liability equal to the present value of the lease payments in the statement of financial position. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, and interim periods therein. This standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Immunic will adopt ASU 2016-02 in 2019. The adoption of this guidance is expected to result in an increase in assets and liabilities reported on the Company’s consolidated balance sheets.
In May 2017, the FASB issued ASU No. 2017-09, “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting,” or ASU 2017-09. The amendments in this update provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718. ASU 2017-09 is effective for annual periods beginning after December 15, 2017. The Company adopted this Standard as of January 2018. The application of this standard did not have any impact on Immunic’s consolidated financial statements.
In June 2018, the FASB issued ASU No. 2018-07, "Improvements to Non-employee Share-Based Payment Accounting," or ASU 2018-07. ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions, specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor's own operations by issuing share-based payment awards. ASU 2018-07 is effective for public business entities for fiscal years beginning after December 15, 2018. Immunic will adopt ASU 2018-07 in 2019 and does not expect the adoption of this standard to have any material impact on its consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-13, "Fair Value Measurement - Disclosure Framework," or ASU 2018-13. ASU 2018-13 modifies the disclosure requirements for fair value measurements. The amendments relate to disclosures regarding unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty, and are to be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of ASU 2018-13 on the Company's disclosures and does not expect the adoption of this standard to have any material impact on the consolidated financial statements.
In November 2018, the FASB issued ASU No. 2018-18, "Collaborative Arrangements”, or ASU 2018-18. ASU 2018-18, clarifies that elements of collaborative arrangements could qualify as transactions with customers in the scope of ASC 606. The new guidance is effective for public business entities for fiscal years beginning after December 15, 2019. Immunic is currently evaluating the impact of ASU 2018-18 on the Company's consolidated financial statements.
3. Property and Equipment
Property and equipment consist of the following as of December 31 (in thousands):

	December 31,
	2018	2017
Office and operating equipment	$50	$31
Computer software	11	2
	61	33
Less: accumulated depreciation	(21)	(8)
Property and equipment, net	$40	$25
4. Accrued Expenses

Accrued expenses consist of the following as of December 31 (in thousands):

	December 31,
	2018	2017
Accrued clinical and related costs	$197	$24
Accrued professional services costs	173	35
Accrued other	46	2
Total	$416	$61
5. Commitments and Contingencies
Operating Leases
The Company leases office space and office equipment. The underlying lease agreements have lease terms of less than 12 months and up to two years. Future minimum annual obligations under non-cancelable operating lease commitments as of December 31, 2018 are as follows (in thousands):

	Total	2019	2020	2021
Operating lease obligations	$89	$31	$29	$29
Immunic recognizes rent expense for its facility operating leases on a straight-line basis. The Company accounts for the difference between the minimum lease payments and the straight-line amount as deferred rent. Rent expense was $43,000 and $28,000 during the years ended December 31, 2018 and 2017, respectively.

Contractual Obligations
As of December 31, 2018, the Company has non-cancellable contractual obligations under certain agreements related to its development programs IMU-838, IMU-935 and IMU-856 totaling approximately $0.6 million, all of which will be paid in 2019.

Other Commitments and Obligations

In November 2018, the Company signed an engagement letter with BMO Capital Markets Corp. ("BMO") subject to which BMO acts as exclusive financial advisor in connection with a possible acquisition. In exchange BMO receives a fee payable in respect of any transaction that is consummated and payable promptly on the closing thereof, equal to $1 million ("Transaction Fee"). In addition, under certain conditions, the agreement includes a fee of 20% of any transaction-related break-up fee. As noted above, in January 2019, Immunic entered into an Exchange Agreement with Vital which was completed as of April 12, 2019. As a result, the Transaction Fee amounting to $1 million was subsequently paid to BMO in April 2019.
In May 2016, the Company entered into a purchase agreement (the "Agreement”) with 4SC AG whereby the Company acquired certain compounds including the rights to patents and patent applications, trademarks and know-how. This transaction has been accounted for as an asset acquisition under Update 2017-01 - Business Combinations (Topic 805): Clarifying the Definition of a Business ("ASC805"). This Agreement included payments (Tranches III and IV) that were contingent upon the occurrence of certain events. The arrangement required the Company to pay royalties equal to 4.4% of the aggregated net sales for a certain period as defined in the Agreement (Tranche III) upon commercialization of the assets. As of April 12, 2019, the parties agreed to settle Tranche IV by transferring 120,070 shares of the Company’s common stock, immediately following the merger Transaction on a post-reverse stock split basis, to 4SC AG while keeping Tranche III in effect. No royalties are payable as of December 31, 2018 or 2017 as sales have not commenced.
Legal Proceedings
The Company is not currently a party to any litigation, nor is it aware of any pending or threatened litigation, that it believes would materially affect its business, operating results, financial condition or cash flows. However, its industry is characterized by frequent claims and litigation including securities litigation, claims regarding patent and other intellectual property rights and claims for product liability. As a result, in the future, the Company may be involved in various legal proceedings from time to time.
6. Preferred Stock
As per the Shareholders’ Agreement dated as of August 10, 2016, the Company issued 13,541 Series A-1 and 170,834 Series A-2 preferred shares, par value €1.00 per share, to seven investors as part of its growth financing plan in the total amount of €8.8 million (approximately $9.8 million).
The Company issued 128,622 additional shares of Series A-2 preferred shares for a total of €15.9 million (approximately $19.2 million) and a total of €7.0 million (approximately $8.1 million) in cash during years ended December 31, 2018 and 2017, respectively.
The general terms of the Preferred Shares are as follows:

•
Voting rights: Holders of the Preferred Shares are entitled to one vote for each Preferred Share held by them. All shares rank equally as to voting and other matters. For shareholders’ meeting resolutions “special majority” (60% or more of shares) is required.

•
Liquidation preference: In the event of any sale of 50% or more of the Company’s shares, disposal of its tangible and intangible assets or swap, contribution or merger of its shares, as applicable, after payment or provision for payment of the debts and liabilities of the Company, holders of the Preferred Shares will be entitled to a preference payment of 1.5 times their amount invested on any of preferred shares included in the transaction increased by 6% per annum on each such share (so-called liquidation dividend). In case the proceeds are not sufficient to satisfy all amounts, the entire proceeds shall be divided between the holders of the Preferred Shares in proportion of the maximum amounts they are entitled to as per the aforementioned clause. Any proceeds in excess of the preference payments, up to the amount of €3,000,000, will then be distributed to the holders of Common Stock. Any exceeding amount will be divided between all shareholders pro rata to the number of shares included in the transaction.

•
Conversion into common shares: Each holder of the Preferred Shares is entitled to demand any time and from time to time the conversion of his Preferred Shares into Common Shares in whole or part on a one-for-one basis.

•	Dividends: The Preferred Shares do not have dividend rights.
7. Common Stock
The Company, a non-public company as of the balance sheet date, has authorized 50,000 shares of common stock, par value €1.00 per share, which were paid in March 2016 at approximately $56,000. Common shares confer upon the holders thereof the right to receive notice of, participate in, and vote at general meetings of the Company. Holders also have the right to receive cash and stock dividends, if declared or upon dissolution, subject to the preferential rights of the holders of the series of preferred shares.
Each share of the Company’s common stock is entitled to vote and all shares rank equally as to voting and other matters. Dividends may be declared and paid on the common stock from funds legally available thereof, if, as and when determined by the Board of Directors. No dividends have been declared as of December 31, 2018.

8. Stock-Based Compensation Plans
Stock Option Programs
Under two stock option programs, the Company grants stock options to the members of the Supervisory Board and to key employees. The programs are intended to incentivize the beneficiaries to dedicate their working capabilities in the best manner possible to the benefit of the Company.
Under the stock option program for the members of the Supervisory Board (the “VSOP SB”), the Company may grant stock options of the Company to members of the Company’s Supervisory Board for the time period of their service as members of the Company’s Supervisory Board. The shareholders’ meeting approved the VSOP SB with a total of 1,840 stock options, corresponding to approximately 0.5% of the Company’s issued share capital at the time of the decision, of which 260 were granted as of December 31, 2018. Under the stock option program for key employees (the “VSOP”), the Company may grant stock options of the Company to certain key employees. With the approval of the Supervisory Board, the Management Board shall determine how many stock options shall be granted and how they shall be allocated to the respective beneficiaries. The Company intends to issue a total of up to 1,840 stock options of which 144 stock options were granted as of December 31, 2018.
Further terms and conditions of both programs, the VSOP SB and the VSOP, are substantially similar. The following information is therefore shown aggregated for both programs. The stock options vest if and when an exit event occurs, i.e. a direct initial public offering has taken place, or an indirect initial public offering has taken place, or a trade sale has been consummated, or a disposal of the Company’s assets has been consummated, or another financially equivalent circumstance has been consummated where the previous shareholders of the Company are put in the same position as in the aforementioned cases and a realization has occurred. The Company accounts for the VSOP SB options as well as the VSOP options as cash-settled stock options, and will classify their fair value as a liability upon vesting. As the vesting of the VSOP SB and VSOP option is contingent upon an exit event whose occurrence is not probable as of December 31, 2018, the Company has recorded no compensation expense related to its stock options as of December 31, 2018.
Movements during the year
The following table illustrates the number and weighted average exercise prices of, and movements in, stock options during the years ended December 31:

	2018		2017
	Options	Exercise Price	Options	Exercise Price
Outstanding as of January 1	260	$0.00	—
Granted during the period	144	$0.00	260	$0.00
Forfeited during the period	—		—
Exercised during the period	—		—
Expired during the period	—		—
Outstanding at December 31	404	$0.00	260	$0.00
Exercisable at December 31	—		—
In addition to the 404 stock options outstanding at December 31, 2018, Immunic granted 1,874 shares from January through April of 2019 for a total of 2,278 stock options under both stock option programs. Compensation expense of €443,000 (approximately $506,000) related to the stock option grants will be recognized upon consummation of the exit event in April of 2019, therefore, no expense was recognized during the years ended December 31, 2018 and 2017. There were no cancellations or modifications to the awards in 2018 or 2017.
The remaining contractual life for the stock options was not limited.
Measurement
The fair value of the Company’s stock of €194.53 was determined based on negotiation with investors participating in the Financing as noted above.
The fair value of the zero-cost option granted in course of the VSOP SB and the VSOP equals the fair value of the underlying stock (assuming no dividends).
Executive bonus agreement
In December 2018, the Company signed bonus agreements with all members of the Management Board. In case of an exit event each member of the Management Board has the right to receive 2.00% of the overall disposal proceeds, including contingent or deferred proceeds like earn-out payments, reduced by transaction costs incurred.
The agreements qualify and are accounted for as equity-settled share-based payments. In total 27,176 shares were granted and the fair value of each share granted was €194.53 as of December 31, 2018. The shares will vest and compensation cost of €5.3 million (approximately $6 million) will be recognized upon the consummation of the exit event which occurred on April 12, 2019.
9. Net Loss Per Share
Because the Company has reported a net loss attributable to common stockholders for both periods presented, basic and diluted net loss per share attributable to common stockholders are the same for both years. All preferred stock and stock options have been excluded from the computation of diluted weighted-average shares outstanding because such securities would have an anti-dilutive impact.
The following table sets forth the computation of basic and diluted net loss per share:

	Years Ended December 31,
	2018	2017
Numerator:
Net loss	$(11,542)	$(9,962)
Net loss attributable to common shareholders	$(11,542)	$(9,962)
Denominator:
Weighted-average common share outstanding, basic and diluted	50,000	50,000
Net loss per share attributable to common stockholders, basic and diluted	$(230.84)	$(199.24)

The following potential common shares outstanding at the end of the periods presented were excluded from the calculation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Years Ended December 31,
	2018	2017
Convertible preferred shares	312,997	312,997
Stock awards – Executive Bonus	27,176	—
10. Income Taxes
Net loss before income tax was subject to tax in the following jurisdictions for the following periods (in thousands):

	Years Ended December 31,
	2018	2017
United States	$—	$—
Germany	(11,445)	(9,962)
Foreign (Australia)	(97)	—
	$(11,542)	$(9,962)
The rate reconciliation consists of the following:

	Years Ended December 31,
	2018	2017
German corporate income tax (Körperschaftsteuer)	15.0%	15.0%
German solidarity tax (Solidaritätszuschlag)	0.8%	0.8%
German business tax (Gewerbesteuer)	11.7%	11.5%
Australian corporate tax (Australische Körperschaftsteuer)	0.0%	0.0%
Change in valuation allowance	(27.5)%	(27.3)%
Effective tax rate	0.0%	0.0%
Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. As tax laws and rates change, deferred tax assets and liabilities are adjusted through income tax expense. There is no current or deferred income tax expense in the years ended December 31, 2018 and 2017, respectively.
Significant components of the Company’s net deferred tax assets are shown below. A valuation allowance has been established as realization of such net deferred tax assets has not met the more likely-than-not threshold requirement. If the Company’s judgment changes and it is determined that it will be able to realize these net deferred tax assets, the tax benefits relating to any reversal of the valuation allowance on the net deferred tax assets will be accounted for as a reduction to income tax expense.

	Years Ended December 31,
	2018	2017
	(in thousands)
Deferred tax assets:
Net operating loss carry forwards (German companies)	$6,010	$3,010
Foreign net operating loss carryforwards (Australian company)	10	—
Total deferred tax assets	6,020	3,010
Loss valuation allowance	(6,020)	(3,010)
	$0	$0

The Company has incurred net operating losses each year since inception due to its history as a development stage company with no realized revenues from its planned principal operations. These cumulative operating losses provide significant negative evidence in the determination of whether or not the Company will be able to realize deferred tax assets such as net operating losses and other favorable temporary differences. There can be no assurance that it will ever generate taxable income. As a result, the Company has maintained a full valuation allowance against the entire balance of its net deferred tax assets since the date of inception. The valuation allowance has increased by $3.0 million and $2.6 million for the years ended December 31, 2018 and 2017, respectively.
As of December 31, 2018, Immunic had available net operating loss carryforwards, or NOLs, of approximately $21.8 million in Germany and Australia. These NOLs do not expire.
Immunic recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance sheet. The Company does not have uncertain tax positions for the years ended December 31, 2018 and 2017, respectively. Tax years 2016 through 2018 are subject to audit by the German tax authorities. The Company is not currently under examination by any tax jurisdictions.